            Frequently Asked Questions 1) Why did the board of directors determine an updated estimated per share NAV? The board of directors determined an updated estimated per share net asset value (“NAV”) of the company’s common stock in order to assist the broker-dealers that participated in our offering in meeting their customer account statement reporting obligations as required by the Financial Industry Regulatory Authority (“FINRA”). 2) Did the valuation include a portfolio premium or other adjustments to value? The valuation performed by Robert A. Stanger & Co. (“Stanger”), an independent third-party valuation firm, was conducted pursuant to industry guidelines that do not allow for the consideration of a portfolio premium or other adjustments that we would reasonably expect to accrue in a typical real estate transaction, nor did it include an enterprise value. 3) How was the updated estimated per share NAV determined? Stanger evaluated our property portfolio and calculated an updated estimated per share value of the company’s common stock of $9.29 as of December 31, 2021. The audit committee of the board of directors, comprised solely of independent directors, engaged Stanger and reviewed its valuation analyses and report, and recommended an updated estimated per share NAV to the full board of directors. Based on the audit committee’s recommendation, the board of directors adopted the updated estimated per share NAV of $9.29. For a full description of the methodology and assumptions used to determine the updated estimated per share NAV, please see our Current Report on Form 8-K that we filed with the United States Securities and Exchange Commission (the “SEC”) on March 25, 2022. 4) Why did the estimated per share NAV change? Real estate values fluctuate over time based on many factors, including property specific factors such as the age of the property, demand for space, and the financial stability of major tenants as well as broader market factors such as capitalization rates, debt markets and inflation. In addition to such factors, as owners and/or operators of healthcare real estate, the continued recovery from the material impacts of the COVID-19 pandemic also affects the financial performance of our portfolio, especially for our senior housing operating properties, or SHOP, and integrated senior health campuses, or Trilogy joint venture interest, segments of our portfolio which account for approximately 52% of our total assets (before non-controlling interest adjustments) based on the latest NAV. Although there has been significant recovery in the occupancy of these two sectors, the higher operating costs due to inflation and labor shortages partially offset the positive impacts of such recovery. We have confidence that our portfolio, and its estimated value, will continue to rebound in 2022 as the broader economy continues to recover from the COVID-19 pandemic.  5) What impact does the updated estimated per share NAV have on the distribution reinvestment plan (“DRIP”)? The new purchase price for shares of Class T and Class I common stock pursuant to the DRIP will be equal to the updated estimated per share NAV of $9.29, beginning with the March 2022 record date distribution to stockholders to be paid in the month of April 2022. Stockholders currently enrolled in the DRIP do not need to do anything - they will automatically continue to be issued DRIP shares at the new price of $9.29 per share. 6) How will the share repurchase plan (“SRP”) change as a result of the updated estimated per share NAV? On October 4, 2021, our board of directors partially reinstated the Share Repurchase Plan with respect to requests to repurchase shares resulting from the death or qualifying disability of a stockholder. For SRP requests submitted in connection with first quarter 2022 repurchases pursuant to the death and qualifying EXHIBIT 99.1 disability exception, shares will be repurchased at a price equal to $9.22. For SRP requests submitted in connection with second quarter 2022 repurchases pursuant to the death and qualifying disability exception, shares will be repurchased at the updated estimated per share NAV of $9.29. All SRP requests other than those requests resulting from the death or qualifying disability of stockholders, shall continue to be rejected.  7) When will the updated estimated per share NAV be reflected on my quarterly customer account statement? Your quarterly customer account statement will reflect the $9.29 updated estimated per share NAV beginning with your first quarter statement, which will be provided to you in April 2022. 8) Will the estimated per share NAV change? The board of directors has performed annual valuations of our property portfolio and has adjusted the estimated per share NAV accordingly. However, the board of directors may be required to reevaluate the estimated per share NAV sooner depending on any material events that impact the company, its tenants, operators or assets. 9) Who can I contact for additional information? Please contact our Investor Services department at 844-460-9414 should you have any questions. This frequently asked questions sheet contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the estimated per share NAV of the company’s common stock and our future determinations thereof; the effects of the COVID-19 pandemic, including its effects on the healthcare industry and senior housing properties and skilled nursing facilities; the company’s expectations regarding the performance of its business, distribution payments and continued success; and our ability to maximize shareholder value. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding changes in the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non-listed real estate investment trusts; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.